SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 22, 2017 (March 16, 2017)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 16, 2017, our board of directors increased the size of the board from nine to ten persons and appointed two new independent directors, Ms. Bonny Simi and Mr. Joseph Megibow, to fill the resulting vacancies, effective April 1, 2017. Ms. Simi and Mr. Megibow will serve until the next election of directors at our 2017 annual meeting of shareholders, where they are expected to be nominated to stand for election as directors at that meeting. Current director Melvin Keating is not standing for re-election, and his term will end at our 2017 annual meeting of shareholders.

Ms. Simi is expected to join the Compensation and the Nominating and Corporate Governance Committees. There are no arrangements or understandings between Ms. Simi and any other persons concerning her appointment as director of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Our board has affirmatively determined that Ms. Simi is independent of our company and its management under New York Stock Exchange listing standards and the standards set forth in our Corporate Governance Guidelines.

Mr. Megibow is expected to join the Audit and the Nominating and Corporate Governance Committees. There are no arrangements or understandings between Mr. Megibow and any other persons concerning his appointment as director of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Our board has affirmatively determined that Mr. Megibow is independent of our company and its management under New York Stock Exchange listing standards and the standards set forth in our Corporate Governance Guidelines.

Ms. Simi and Mr. Megibow will be entitled to the same compensation as the other non-employee directors of the Company as set forth in the Company’s most recent proxy statement filed on April 20, 2016, including an annual retainer of $100,000 (pro-rated for their partial year of service), and annual retainer fees for any committees to which they are appointed. Director fees are payable quarterly in advance, and for each quarter, $17,500 of the fee is paid in shares of RLHC common stock based on the closing market price on the regularly scheduled quarterly payment date. The balance of the quarterly fees are payable in cash, although they may be paid in stock to the extent a director so elects. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with their service on the Board and its committees.

A copy of the press release issued by the Company announcing the appointment of Ms. Simi and Mr. Megibow to the Board of Directors is included as Exhibit 99.1 to this Report.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 22, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: March 22, 2017	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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